THIRD AMENDMENT AGREEMENT

THIS AGREEMENT is dated for reference as of the 30th day of May 2013.

BETWEEN:

PENGRAM CORPORATION, of

1200 Dupont Street, Suite 2J

Bellingham, WA 98225

("Pengram")

OF THE FIRST PART

AND:

TERRACE VENTURES INC., of

Suite 202, 810 Peace Portal Drive

Blaine, WA 98230

("Terrace")

OF THE SECOND PART

WHEREAS:

A.

Pengram and Terrace entered into an agreement dated April 21, 2011, as amended on July 31, 2012 and November 17, 2012 (the “Earn-In Agreement”), whereby Pengram agreed to assign to Terrace up to 75% of Pengram’s interest in an option to purchase a 100% interest in certain mineral claims located in the Eureka Mining District of Eureka County, Nevada, known as the Golden Snow Project (the “Property”).

B.

Pengram has agreed to extend the due dates of payments and cumulative exploration expenditures required under the Earn-In Agreement on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by Terrace to Pengram (the receipt of which is hereby acknowledged) and other good and valuable consideration, the parties agree as follows:

1)

Section 4(a)(ii) of the Earn-In Agreement is hereby deleted and replaced with the following:

“4(a)(ii)

completing cumulative exploration expenditures on the Property totalling $250,000 by December 31, 2013.”

2)

Section 4(b) of the Earn-In Agreement is hereby deleted and replaced with the following:

“4(b)

An additional 25% interest upon Terrace:

(i)

paying Pengram $75,000 on or before December 31, 2013; and

(ii)

completing cumulative exploration expenditures on the Property totalling $750,000 by June 30, 2014.”

3)

Section 4(c) of the Earn-In Agreement is hereby deleted and replaced with the following:

“4(c)

An additional 25% interest upon Terrace:

(i)

paying Pengram $100,000 on or before December 31, 2014; and

(ii)

completing cumulative exploration expenditures on the Property totalling $1,250,000 by June 30, 2015.”

4)

Pengram confirms that the requirements of section 4(a)(i) of the Earn-In Agreement have been fulfilled and Terrace has no outstanding promissory notes payable to Pengram.

5)

The parties confirm that the terms, covenants and conditions of the Earn-In Agreement remain unchanged and in full force and effect, except as modified by this Agreement.

6)

This Agreement has been prepared by Northwest Law Group acting solely on behalf of Terrace and Pengram acknowledges that is has been advised to obtain independent legal advice.

7)

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding up, the successors, assigns, heirs, executors and administrators of the parties hereto.

8)

This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

9)

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PENGRAM CORPORATION

/s/ Richard W. Donaldson

Richard W. Donaldson, President

TERRACE VENTURES INC.

/s/ Howard Thomson

Howard Thomson, President

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